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Consent of Independent Registered Public Accounting Firm

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The board and shareholders
RiverSource High Yield Income Series, Inc.:
          RiverSource High Yield Bond Fund



We consent to the use of our report included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.

                                      /s/   KPMG LLP
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                                            KPMG LLP


Minneapolis, Minnesota
July 25, 2006